Exhibit 99.1

Contact:	610-337-7000	For Immediate Release:
	William Ruthrauff, ext. 6571	August 3, 2015
Shelly Oates, ext. 3202

AmeriGas Partners Reports Third Quarter Earnings

VALLEY FORGE, Pa., August 3 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported an adjusted seasonal net loss of $40.2 million for the quarter ended June 30, 2015, compared with an adjusted seasonal net loss of $35.0 million for the quarter ended June 30, 2014. Adjusted net income attributable to AmeriGas Partners eliminates the impact of mark-to-market changes in commodity derivative instruments not associated with current period transactions. Most of the mark-to-market adjustments relate to our normal business practice of hedging fixed-price commitments to our customers. On a GAAP basis, including the impact of such mark-to-market changes, AmeriGas Partners reported a seasonal net loss of $25.6 million for the fiscal quarter ended June 30, 2015.

The Partnership’s adjusted earnings before interest expense, income taxes, depreciation and amortization (Adjusted EBITDA) was $48.9 million for the third quarter of fiscal 2015 compared with $55.0 million in the prior year. Retail volumes sold for the third quarter decreased 6.2% to 202.2 million gallons from 215.6 million gallons in the prior year. The decrease in retail gallons sold reflects temperatures that were 10.2% warmer than the prior year and 18.5% warmer than normal according to the National Oceanic and Atmospheric Administration (NOAA).
Jerry E. Sheridan, president and chief executive officer of AmeriGas, said, “Warmer spring weather led to an early end to the heating season for the first time in three years. In addition, the wet weather experienced later in the quarter had a negative impact on our barbeque cylinder exchange business. We were pleased to deliver nearly $50 million in Adjusted EBITDA during the quarter in spite of these weather challenges, as we remained focused on operational execution and cost management. We also continued to benefit, along with our customers, from lower commodity costs that continued to decline this quarter and were approximately 55% lower than the same period last year.”

Sheridan continued, “Given the challenge of the weather this quarter and our assessment of operating conditions for the remainder of the year, we now expect Adjusted EBITDA of $635 million to $645 million for the fiscal year ending September 30, 2015.”

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AmeriGas Partners Reports Third Quarter Earnings	Page 2

About AmeriGas
AmeriGas is the nation’s largest retail propane marketer, serving approximately two million customers in all 50 states from over 2,000 distribution locations. UGI Corporation, through subsidiaries, is the sole General Partner and owns 26% of the Partnership and the public owns the remaining 74%.

AmeriGas Partners, L.P. will hold a live Internet Audio Webcast of its conference call to discuss third quarter fiscal 2015 earnings and other current activities at 9:00 AM EDT on Tuesday, August 4, 2015. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://investors.amerigas.com/investor-relations/events-presentations or at the company website http://www.amerigas.com under Investor Relations. A telephonic replay will be available from 12:00 PM EDT on August 4 through 11:59 PM EDT on August 10. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 62313636.

Comprehensive information about AmeriGas is available on the Internet at http://www.amerigas.com

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read the Partnership’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas, the impact of pending and future legal proceedings, political, economic and regulatory conditions in the U.S. and abroad, and our ability to successfully integrate acquisitions and achieve anticipated synergies. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

AP-05	###	8/3/15

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014	2015	2014
Revenues:
Propane	$414,146	$549,976	$2,254,961	$2,941,701	$2,754,128	$3,412,665
Other	63,831	63,261	212,125	210,985	273,207	271,991
	477,977	613,237	2,467,086	3,152,686	3,027,335	3,684,656
Costs and expenses:
Cost of sales - propane	172,803	320,839	1,163,089	1,750,500	1,447,181	2,015,346
Cost of sales - other	23,745	22,822	64,607	61,336	85,253	86,355
Operating and administrative expenses	223,306	225,141	727,303	744,007	947,259	954,668
Depreciation	37,370	37,069	113,454	116,925	150,549	158,563
Amortization	10,666	10,788	32,065	32,411	42,849	43,151
Other operating income, net	(5,548)	(7,848)	(23,088)	(21,534)	(29,004)	(30,652)
	462,342	608,811	2,077,430	2,683,645	2,644,087	3,227,431
Operating income	15,635	4,426	389,656	469,041	383,248	457,225
Interest expense	(40,274)	(41,328)	(122,404)	(124,964)	(163,021)	(166,177)
(Loss) income before income taxes	(24,639)	(36,902)	267,252	344,077	220,227	291,048
Income tax expense	(802)	(847)	(2,478)	(2,204)	(2,885)	(3,359)
Net (loss) income	(25,441)	(37,749)	264,774	341,873	217,342	287,689
Deduct net income attributable to noncontrolling interest	(137)	(12)	(3,868)	(4,633)	(3,783)	(4,505)
Net (loss) income attributable to AmeriGas Partners, L.P.	$(25,578)	$(37,761)	$260,906	$337,240	$213,559	$283,184
General partner’s interest in net (loss) income attributable to AmeriGas Partners, L.P.	$8,389	$6,155	$24,321	$20,689	$30,380	$25,540
Limited partners’ interest in net (loss) income attributable to AmeriGas Partners, L.P.	$(33,967)	$(43,916)	$236,585	$316,551	$183,179	$257,644
Income (loss) per limited partner unit (a)
Basic	$(0.37)	$(0.47)	$2.53	$3.04	$1.97	$2.76
Diluted	$(0.37)	$(0.47)	$2.53	$3.04	$1.96	$2.76
Average limited partner units outstanding:
Basic	92,918	92,888	92,908	92,873	92,904	92,865
Diluted	92,918	92,888	92,972	92,941	92,970	92,939
SUPPLEMENTAL INFORMATION:
Retail gallons sold (millions)	202.2	215.6	990.4	1,064.6	1,201.4	1,270.0
Wholesale gallons sold (millions)	11.3	10.1	42.1	82.9	52.6	102.8
Total margin (b)	$281,429	$269,576	$1,239,390	$1,340,850	$1,494,901	$1,582,955
Adjusted total margin (c)	$266,616	$272,357	$1,288,068	$1,343,631	$1,550,293	$1,585,736
EBITDA (c)	$63,534	$52,271	$531,307	$613,744	$572,863	$654,434
Adjusted EBITDA (c)	$48,871	$55,024	$579,493	$616,497	$627,695	$662,980
Adjusted net (loss) income attributable to AmeriGas Partners, L.P. (c)	$(40,241)	$(35,008)	$309,092	$339,993	$268,391	$285,937
Expenditures for property, plant and equipment:
Maintenance capital expenditures	$11,803	$16,581	$43,577	$46,972	$66,892	$64,467
Transition capital related to Heritage integration	$—	$—	$—	$—	$—	$4,645
Growth capital expenditures	$8,838	$12,702	$34,281	$33,320	$44,608	$41,502

(a)
Income (loss) per limited partner unit is computed in accordance with accounting guidance regarding the application of the two-class method for determining earnings per share as it relates to master limited partnerships. Refer to Note 2 to the consolidated financial statements included in the AmeriGas Partners, L.P. Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

(b)	Total margin represents total revenues less cost of sales — propane and cost of sales — other.

(c)	The Partnership’s management uses certain non-GAAP financial measures, including adjusted total margin, EBITDA, adjusted EBITDA

(continued)

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)
(continued)

and adjusted net income attributable to AmeriGas Partners, L.P., when evaluating the Partnership’s overall performance. These financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.

Management believes earnings before interest, income taxes, depreciation and amortization (“EBITDA”), as adjusted for the effects of gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have ("Adjusted EBITDA"), is a meaningful non-GAAP financial measure used by investors to(1) compare the Partnership’s operating performance with that of other companies within the propane industry and (2) assess the Partnership’s ability to meet loan covenants. The Partnership’s definition of Adjusted EBITDA may be different from those used by other companies. Management uses Adjusted EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes, the effects of gains and losses on commodity derivative instruments not associated with current-period transactions or historical cost basis. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have from Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant years. Management also uses Adjusted EBITDA to assess the Partnership’s profitability because its parent, UGI Corporation, uses the Partnership’s EBITDA, as adjusted to exclude gains and losses on commodity derivative instruments not associated with current-period transactions, to assess the profitability of the Partnership which is one of UGI Corporation’s industry segments. UGI Corporation discloses the Partnership’s EBITDA, as so adjusted, in its disclosure about industry segments as the profitability measure for its domestic propane segment.

Management believes the presentation of other non-GAAP financial measures, comprised of adjusted total margin and adjusted net income (loss) attributable to AmeriGas Partners, L.P., provide useful information to investors to more effectively evaluate the period-over-period results of operations of the Partnership. Management uses these non-GAAP financial measures because they eliminate the impact of (1) gains and losses on commodity derivative instruments that are not associated with current-period transactions and (2) other gains and losses that competitors do not necessarily have to provide insight into the comparison of period-over-period profitability to that of other master limited partnerships.

The following tables include reconciliations of adjusted total margin, EBITDA, adjusted EBITDA and adjusted net income attributable to AmeriGas Partners, L.P. to the most directly comparable financial measure calculated and presented in accordance with GAAP for all the periods presented:

(continued)

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)
(continued)

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014	2015	2014
Adjusted total margin:
Total revenues	$477,977	$613,237	$2,467,086	$3,152,686	$3,027,335	$3,684,656
Cost of sales - propane	(172,803)	(320,839)	(1,163,089)	(1,750,500)	(1,447,181)	(2,015,346)
Cost of sales - other	(23,745)	(22,822)	(64,607)	(61,336)	(85,253)	(86,355)
Total margin	281,429	269,576	1,239,390	1,340,850	1,494,901	1,582,955
(Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions	(14,813)	2,781	48,678	2,781	55,392	2,781
Adjusted total margin	$266,616	$272,357	$1,288,068	$1,343,631	$1,550,293	$1,585,736

Adjusted net income (loss) attributable to AmeriGas Partners, L.P.:
Net (loss) income attributable to AmeriGas Partners, L.P.	$(25,578)	$(37,761)	$260,906	$337,240	$213,559	$283,184
(Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions	(14,813)	2,781	48,678	2,781	55,392	2,781
Noncontrolling interest in net gains (losses) on commodity derivative instruments not associated with current-period transactions	150	(28)	(492)	(28)	(560)	(28)
Adjusted net (loss) income attributable to AmeriGas Partners, L.P.	$(40,241)	$(35,008)	$309,092	$339,993	$268,391	$285,937

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014	2015	2014
EBITDA and Adjusted EBITDA:
Net (loss) income attributable to AmeriGas Partners, L.P.	$(25,578)	$(37,761)	$260,906	$337,240	$213,559	$283,184
Income tax expense	802	847	2,478	2,204	2,885	3,359
Interest expense	40,274	41,328	122,404	124,964	163,021	166,177
Depreciation	37,370	37,069	113,454	116,925	150,549	158,563
Amortization	10,666	10,788	32,065	32,411	42,849	43,151
EBITDA	63,534	52,271	531,307	613,744	572,863	654,434
Heritage Propane acquisition and transition expenses	—	—	—	—	—	5,793
(Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions	(14,813)	2,781	48,678	2,781	55,392	2,781
Noncontrolling interest in net gains (losses) on commodity derivative instruments not associated with current-period transactions	150	(28)	(492)	(28)	(560)	(28)
Adjusted EBITDA	$48,871	$55,024	$579,493	$616,497	$627,695	$662,980

(continued)

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)
(continued)

The following table includes a reconciliation of forecasted net income attributable to AmeriGas Partners, L.P. to forecasted Adjusted EBITDA for the fiscal year ending September 30, 2015:

Forecast Fiscal Year Ending September 30, 2015
Adjusted net income attributable to AmeriGas Partners, L.P. (estimate) (d)	$280,000
Interest expense (estimate)	163,000
Income tax expense (estimate)	4,000
Depreciation (estimate)	151,000
Amortization (estimate)	42,000
Adjusted EBITDA (e)	$640,000

(d)
Represents estimated net income attributable to AmeriGas Partners, L.P. after adjusting for gains and losses on commodity derivative instruments not associated with current-period transactions. It is impracticable to determine actual gains and losses on commodity derivative instruments not associated with current-period transactions that will be reported in GAAP net income as such gains and losses will depend upon future changes in commodity prices for propane which cannot be forecasted.

(e)	Represents the midpoint of Adjusted EBITDA guidance range for fiscal 2015.